EXHIBIT 99.1

New York Breakfast Meeting April 23, 2003 1

This presentation contains forward-looking statements that involve risks and uncertainties. The actual results achieved by Temple-Inland may differ significantly from the results discussed in the forward- looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple- Inland and its subsidiaries; competitive actions by other companies; changes in laws or regulations; the accuracy of certain judgments and estimates concerning the integration of Gaylord into the operations of the company; the accuracy of certain judgments and estimates concerning the company's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple- Inland and its subsidiaries. April 23, 2003 2

First Quarter Results Income $ (18)* $ 4** $ 19 EPS $ (0.32)* $ 0.08** $ 0.36 Operating Income Corrugated Packaging $ (4) $ 22 $ 13 Building Products $ (9) $ 10 $ 6 Financial Services $ 39 $ 34 $ 56 1st Qtr 1st Qtr 4th Qtr 2003 2002 2002 TIN * Results for 2003 include unusual charges totaling $0.11 per share after-tax, consisting of special charges of $0.10 per share and the effect of an accounting change of $0.01 per share ** Results for first quarter 2002 include unusual charges totaling $0.30 per share after-tax, consisting of special charges of $0.08 per share and the effect of an accounting change of $0.22 per share 3

Corrugated Packaging Energy Energy costs up $22 million vs. 1st qtr. 2002, and up $14 million vs. 4th qtr. 2002 Energy costs currently below 1st qtr. 2003 average Pension Quarterly pension expense up $7 million vs. 1st qtr. 2002 and 4th qtr. 2002 1st Qtr 1st Qtr 4th Qtr 2003 2002 2002 $ (4) $ 22 $ 13 4 Operating income (millions)

Corrugated Packaging (Cont'd) Price Average box price down $12/ton vs. 1st qtr. 2002, and down $3/ton vs. 4th qtr. 2002 Price increase for linerboard of $35/ton Volume Box shipments down 3% vs. 1st qtr. 2002 (pro- forma combined shipments of the corrugated packaging group and Gaylord), but up 2% vs. 4th qtr. 2002 Modest seasonal pick-up in March/April 5

Corrugated Packaging (Cont'd) OCC OCC prices up $14/ton vs. 1st qtr. 2002, but down $5/ton vs. 4th qtr. 2002 OCC prices began to rise in March; anticipated to continue to increase in 2nd qtr. Integration/Mill Performance Beginning in 2003, integration level provides opportunity for mill system to remain fully loaded from internal demand Mill performance and reliability improving 6

Corrugated Packaging (Cont'd) Downtime Excluding maintenance, downtime in 1st qtr. 2003 was 46,000 tons 23,000 tons from production interruptions 23,000 tons from mix issues (principally medium vs. liner) 7

Building Products Energy Energy costs up $3 million vs. 1st qtr. 2002, and up $4 million vs. 4th qtr. 2002 Pension Pension expense up $2 million vs. 1st qtr. 2002 and 4th qtr. 2002 8 1st Qtr 1st Qtr 4th Qtr 2003 2002 2002 $ (9) $ 10 $ 6 Operating income (millions)

Building Products (Cont'd) Lumber Average price down $25 vs. 1st qtr. 2002, but up $11 vs. 4th qtr. 2002 Volume up 14% vs. 1st qtr. 2002, and up 6% vs. 4th qtr. 2002 9

Building Products (Cont'd) Particleboard Average price down $18 vs. 1st qtr. 2002, and down $3 vs. 4th qtr. 2002 Volume down 3% vs. 1st qtr. 2002, but up 2% vs. 4th qtr. 2002 Mt. Jewett particleboard plant indefinitely shutdown due to weak market conditions 10

Building Products (Cont'd) MDF Average price flat vs. 1st qtr. 2002, but down $11 vs. 4th qtr. 2002 Volume down 4% vs. 1st qtr. 2002, but up 7% vs. 4th qtr. 2002 Clarion MDF plant temporarily shutdown due to weak market conditions 11

Building Products (Cont'd) Gypsum Average price down $3 vs. 1st qtr. 2002, and down $5 vs. 4th qtr. 2002 Volume down 7% vs. 1st qtr. 2002, and down 5% vs. 4th qtr. 2002 Price increase implemented in March/April and another price increase announced for mid-May 12

Building Products (Cont'd) High-Value Land Sales $1 million in high-value land sales in 1st qtr. 2003 vs. $8 million in 1st qtr. 2002 and $5 million in 4th qtr. 2002 Land sales anticipated to be $2 to $5 million per quarter for balance of 2003 13

Financial Services Loan Portfolio Rebalanced to include higher percentage of single-family, adjustable-rate mortgage assets Costs Benefits from cost reduction initiatives realized Provision for Loan Losses Returned to normalized levels in 1st qtr. 2003 1st Qtr 1st Qtr 4th Qtr 2003 2002 2002 $ 39 $ 34 $ 56 Operating income (millions) 14

Gaylord Synergies (Millions) Corp. Overhead $ 30 $ 30 Closed corporate office Eliminated 85 positions Div. Overhead $ 5 $ 5 Eliminated 47 positions Rationalization $ 8 $ 16 Closed 3 box plants of Box Plants Eliminated 300 positions IT Reduction - $ 6 Close Gaylord IT op's. Eliminate 22 positions $ 43 $ 57 Supply Chain $ 13 - Synergies being realized Sales Leverage $ 4 - throughout entire company Total $ 60 $ 57 Projected Actual Synergies Synergies Comment 15

Sale of Gaylord Non-Core Assets S&G Packaging Sold $ 47 Mid-America Packaging/Pine Sold $ 38 Bluff Mill Tulsak and other assets Sold $ 15 Gaylord Chemical Total $ 100 Asset Status Proceeds (Millions) 16

TIN Initiatives Project TIP (Transformation - Innovation - Performance) Move of corrugated packaging operation to Austin Consolidation of administrative functions and development of shared services concept Coordinated effort on supply chain issues involving purchasing and transportation $60 million in annual cost savings $35 million from consolidation and shared services $25 million from supply chain (purchasing and transportation) Review of entire supply chain Headcount reduction 17